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                                                                     EXHIBIT 5.1


                 [Letterhead of Willkie Farr & Gallagher LLP]


September 23, 2005


W. R. Berkley Corporation
475 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

          We have acted as counsel to W. R. Berkley Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale by the Company from time to time of up to $1,000,000,000 in the aggregate of (i) common stock, par value $.20 per share (the "Common Stock"), of the Company, (ii) preferred stock, par value $.10 per share (the "Preferred Stock"), of the Company, (iii) depositary shares (the "Depositary Shares") representing fractional interests in the Preferred Stock, (iv) debt securities (the "Debt Securities") of the Company,
(v) warrants to purchase Common Stock, warrants to purchase Preferred Stock and warrants to purchase Debt Securities (collectively, the "Warrants"), (vi) stock purchase contracts (the "Stock Purchase Contracts") representing rights to purchase Preferred Stock or Common Stock, (vii) stock purchase units (the "Stock Purchase Units"), representing ownership of Stock Purchase Contracts, Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, (viii) preferred securities (the "Preferred Securities") of W. R. Berkley Capital Trust III, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), and (ix) guarantees of the Preferred Securities by the Company (the "Guarantees").

          The Debt Securities are to be issued pursuant to one or more Indentures (collectively, the "Indentures") entered or to be entered into between the Company and The Bank of New York, as trustee. The Preferred Securities are to be issued pursuant to an Amended and Restated Trust Agreement to be entered into among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and certain individuals named therein as the initial regular trustees.

          We have examined copies of the Restated Certificate of Incorporation, as amended to date (the "Restated Certificate of Incorporation"), and By-Laws of the Company, forms of the Indentures, the Registration Statement and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, our opinion in paragraph (1) below that the Company has been duly organized and is validly existing as a
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W. R. Berkley Corporation
September 23, 2005
Page 2


corporation in good standing under the laws of the State of Delaware is based solely upon a Certificate of Good Standing issued by the Secretary of State of Delaware.

          In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

          In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company or the Trust, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Trust, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Trust.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

               1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               2. When (i) the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

               3. Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company (the "Board of Directors") in
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W. R. Berkley Corporation
September 23, 2005
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accordance with the Company's Restated Certificate of Incorporation and (ii) the
proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

               4. When (i) the creation of and the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors,
(ii) the deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Depositary Shares or certificates representing the Depositary Shares have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the deposit agreement relating to the Depositary Shares and the applicable underwriting or other agreement, such Depositary Shares will be validly issued, fully paid and non-assessable.

               5. When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or exercise of the Warrants, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities, Preferred Stock or Warrants, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

               6. When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be duly authorized and validly issued.

               7. When (i) the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Stock Purchase Contracts will be duly authorized and validly issued.
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W. R. Berkley Corporation
September 23, 2005
Page 4


               8. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors,
(ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Stock Purchase Units will be duly authorized and validly issued.

               9. When (i) the Guarantees have been duly authorized by the Company, (ii) the Guarantees have been duly executed and delivered by the Company and the Preferred Securities have been duly issued and delivered by the Trust, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

          This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

          The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

          Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/  WILLKIE FARR & GALLAGHER LLP